UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 29, 2010
__________________________

WorldGate Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053
 (Address of Principal Executive Offices) (Zip Code)

(215) 354-5100
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On June 29, 2010, pursuant to Section 3.7 of the Agreement of Lease, dated April 2, 2009, with an effective date of April 1, 2008, between 3190 Tremont LLC, as landlord, and WorldGate Service, Inc., as tenant, WorldGate provided written notice to the landlord of its election to terminate the lease effective September 27, 2010.  The lease provides for termination by either party upon ninety days prior written notice of the party’s intent to terminate the lease.  There were no termination penalties.

Starting April 1, 2010 under the lease, the base rent was $10,400 per month and the additional rent was $5,805 per month for approximately 17,000 square feet of office space, each of which were payable on the first day of the month and were subject to a 4% increase per year on each April 1st.  Additional rent was intended to constitute payment for WorldGate’s proportionate share of real estate taxes, utilities and other building operating expenses.  The term of the lease was month-to-month with a commencement date of April 1, 2008.  No material relationship exists between WorldGate or any affiliate, director or officer of WorldGate and 3190 Tremont LLC.

WorldGate has terminated the lease in anticipation of relocating to new office space at Horizon II, 3800 Horizon Boulevard, Bensalem, Pennsylvania, at the Horizon Corporate Center as more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

By:	/s/ Christopher V. Vitale
Name:	Christopher V. Vitale
Title:	Senior Vice President, Legal and Regulatory, General Counsel and Secretary
Dated: July 1, 2010